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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated December 16, 1997, which appears on page 18 of the 1997 Annual Report to Shareholders of Irvine Sensors Corporation, which is incorporated by reference in Irvine Sensors Corporation's Annual Report on Form 10-K for the year ended September 28, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 14 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP


Costa Mesa, California
January 5, 1998